                                                                     Ex. 10.45.2

                                First Amendment
                                       to
                     Amended and Restated Option Agreement

          This First Amendment to Amended and Restated Option Agreement dated as of August 30, 1994 is made among ACFH Inc. ("ACFH"), Chemical Bank ("Chemical") and Donald J. Trump (the "Buyer").

                             Preliminary Statement
                             ---------------------

          ACFH, Chemical and the Buyer have previously entered into an Amended and Restated Option Agreement dated as of June 16, 1994 (the "Existing Option"). The parties now desire to amend the Existing Option as set forth in this Amendment.

                                   Agreement
                                   ---------

          The parties agree as follows:

          1. The Existing Option is amended as follows:

          A. Paragraph 2(a) is deleted and the following substituted in its place:

          "(a) The term of the First Option shall commence upon the date of this Agreement and continue until 5:00 P.M. on September 30, 1994 (the "First Option Period"). The term of the Second Option shall commence upon the date of this Agreement and continue until 5:00 P.M. on September 30, 1994 (the "Second Option Period"). The First Option Period and the Second Option period may be extended on a month by month basis after September 30, 1994 until March 31, 1995 upon the following terms and conditions: (i) prior to the then current expiration date (time being of the essence), the Buyer shall give notice to ACFH and Chemical of its election to extend the Options, which notice shall state the month through which the Options shall be extended (which shall not be beyond March 31, 1995), (ii) simultaneously with the delivery of the notice described in clause (i) (time being of the essence), the Buyer shall pay to ACFH and Chemical, in immediately available funds, the applicable Option Extension Fee as described below, and (iii) at the time of the Buyer's election to extend, the Options shall not have previously terminated and no event specified in clause (v) or (vi) of paragraph (b) below shall have occurred. The Option Extension Fee

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          shall be $50,000 per month for October, November and December of 1994, and $150,000 per month for January, February and March of 1995. Under no circumstances shall the Buyer have any right to extend the First Option Period or the Second Option Period beyond March 31, 1995, time being of the essence with respect to such final expiration date."

          B.  Clauses (i) and (ii) of Paragraph 2(b) are deleted.

          C. In clause (iii) of Paragraph 2(b), the date "August 1, 1994" is changed to "the date required by the terms of Section 12;".

          D. The paragraph beginning at the bottom of page 4 and continuing onto the top of page 5 is deleted, and the following is substituted in its place:

          "The Buyer acknowledges that time shall be of the essence with respect to the Buyer's obligations to make the filing referred to in clause
          (iii) above by the date set forth in such clause (the "Performance Date"). If Chemical and ACFH elect to terminate the Options pursuant to this paragraph (b), then Chemical and ACFH shall have no further obligations or liability to the Buyer under this Agreement."

          E.  At the end of Paragraph 5(a), the following shall be added:

          "In addition to the consideration in the previous sentence, the applicable Option Extension Fee shall be paid in connection with any extension of the term of the Options. Except as provided in paragraph
          (b) below, the initial option payment of $1,250,000 and any Option Extension Fees which are paid shall be non-refundable.

          F. In Paragraph 6(a), in addition to the credit of $1,250,000 on account of the initial option payment, the Buyer shall be given a credit against the purchase price equal to the amount of any Option Extension Fees actually paid by the Buyer.

          G.  The following shall be added at the end of Paragraph 9:

          "Prior to September 30, 1994, the Buyer, at his expense, shall obtain an extension of the right to use

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          the name "Regency" in connection with the operation of the Property for the period through December 31, 1995, which extension shall be in substantially the same form as the current license. if the Buyer fails to obtain the extension of the license required by the preceding sentence, then the Buyer shall be liable to ACFH for all costs and expenses incurred by ACFH in removing the "Regency" name from the Property."

          H. The existing Section 12 is deleted and the following substituted in its place:

          "12. Antitrust Notification. The Buyer shall cause to be filed with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended, and applicable rules and regulations thereunder ("HSR"), the notification and report form required for the transactions contemplated by this Agreement and shall, as promptly as practicable, furnish any supplemental information which may be requested by the FTC or the DOJ pursuant to HSR. The HSR filing shall be made by the Buyer on or before such date as is necessary to insure that the HSR waiting period will expire at least one day prior to the date specified for the Closing in the First Option Notice delivered pursuant to Section 3 above. The Buyer and ACFH shall use their respective best efforts to cause the applicable HSR waiting period to be terminated at the earliest possible time. Buyer shall pay any filing or similar fees required to be paid in connection with the HSR notification and report form. Anything in this Agreement to the contrary notwithstanding, the expiration of the HSR waiting period and any extensions thereof shall be a condition precedent to the Closing pursuant to the exercise of the First Option. If such Closing fails to occur by the Closing date specified in the First Option Notice due to a failure to have the HSR waiting period terminated by that date, then the date for such Closing shall be automatically extended for thirty (30) days, time being of the essence, unless all parties to this Agreement agree in writing to the contrary; provided, however, that if such Closing fails to occur during such 30-day extension, time being of the essence, ACFH and Chemical shall have the right, by notice to the Buyer, to terminate this Agreement and the Purchase Agreement, and thereafter this Agreement shall be void without recourse by either party in law or in equity, the Buyer specifically agreeing in such event that he shall have no right to purchase the

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          Property whatsoever and claim of any kind whatsoever regarding the
          Property, and further agreeing that in such event the Buyer shall not be entitled to the return of any monies paid hereunder. The Buyer specifically agrees that he shall have no further right to extend the Closing date beyond the one 30-day extension provided for in the previous sentence, and that a failure to have the HSR waiting period terminated during such 30-day extension shall not in any way entitle the Buyer to any further extension. The Buyer shall promptly upon request furnish to ACFH information reasonably requested by ACFH in connection with any amendment of ACFH's HSR filing."

          2. The Buyer certifies that (i) the Existing Option, as modified by this Amendment, remains in full force and effect and has not been modified or amended except by this amendment, and (ii) neither Chemical nor ACFH are in default under the terms of the Existing Option, as amended.

          The undersigned have duly executed this Amendment.

                              Chemical Bank


                              By:  /s/
                                   ------------------------
                                    Name: RICHARD J. PEISER
                                    Title: Managing Director


                              ACFH Inc.


                              By:   /s/
                                    ------------------------
                                    Name:  GORDON TSOU
                                    Title:  President



                              /s/
                              -----------------------------
                              DONALD J. TRUMP

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